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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 2, 2006



                            HINES HORTICULTURE, INC.
                            ------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                      000-24439                 33-0803204
----------------------------        ----------------       ---------------------
(STATE OR OTHER JURISDICTION        (COMMISSION FILE           (IRS EMPLOYER
    OF INCORPORATION)                    NUMBER)             IDENTIFICATION NO.)

                  12621 JEFFREY ROAD, IRVINE, CALIFORNIA 92620
                  --------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (949) 559-4444



                                 NOT APPLICABLE
                                 --------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS (SEE GENERAL INSTRUCTION A.2. BELOW):

( ) WRITTEN COMMUNICATIONS PURSUANT TO RULE 425 UNDER THE SECURITIES ACT (17 CFR
    230.425)

( ) SOLICITING MATERIAL PURSUANT TO RULE 14A-12 UNDER THE EXCHANGE ACT (17 CFR
    240.14A-12)

( ) PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 14D-2(B) UNDER THE EXCHANGE
    ACT (17 CFR 240.14D-2(B))

( ) PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 13E-4(C) UNDER THE EXCHANGE
    ACT (17 CFR 240.13E-4(C))

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ITEM 2.06.  MATERIAL IMPAIRMENTS.

On October 2, 2006, Hines Horticulture, Inc. (the "Company") concluded that the carrying value of goodwill assets on its balance sheet was impaired. Accordingly, the Company will record reductions in the carrying amount of goodwill on its balance sheet for the period ended September 30, 2006. The goodwill was initially recorded based on purchase price allocations at the time the various acquisitions were made by the Company. The reduction to goodwill is primarily attributable to the decline in the Company's market capitalization since August 10, 2006. The Company does not expect that the reduction will result in any future cash expenditures. Currently, the Company is unable to reasonably estimate the amount or range of amounts of the impairment charge.




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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 6, 2006                 HINES HORTICULTURE, INC.



                                         By: /s/ Claudia M. Pieropan
                                             -----------------------------------
                                             Claudia M. Pieropan
                                             Chief Financial Officer, Secretary
                                             and Treasurer
                                             (principal financial and accounting
                                             officer)